                                                                    EXHIBIT 10.1




                                LOOP CENTRAL TWO
                                 HOUSTON, TEXAS


                                  OFFICE LEASE





                         ENCYSIVE PHARMACEUTICALS, INC.
                                     Tenant



                                November 18, 2004

                                TABLE OF CONTENTS

                                  OFFICE LEASE
                                LOOP CENTRAL TWO
                                 HOUSTON, TEXAS

SECTION                                                                                                        PAGE
-------                                                                                                        ----
1.       BASIC LEASE PROVISIONS...................................................................................1
2.       DEMISE...................................................................................................2
3.       TERM.....................................................................................................2
4.       RENT.....................................................................................................2
5.       SECURITY DEPOSIT.........................................................................................6
6.       USE OF PREMISES..........................................................................................6
7.       RULES AND REGULATIONS....................................................................................6
8.       SERVICES PROVIDED........................................................................................6
9.       LEASEHOLD IMPROVEMENTS; ALTERATIONS......................................................................8
10.      CONDITION OF PREMISES....................................................................................9
11.      SURRENDER...............................................................................................10
12.      DAMAGE OR DESTRUCTION...................................................................................10
13.      EMINENT DOMAIN..........................................................................................12
14.      WAIVER OF CERTAIN CLAIMS................................................................................12
15.      INSURANCE; WAIVER OF SUBROGATION........................................................................13
16.      LANDLORD'S RIGHT OF ACCESS..............................................................................14
17.      RIGHTS RESERVED TO LANDLORD.............................................................................14
18.      ABANDONMENT.............................................................................................15
19.      TRANSFER OF LANDLORD'S INTEREST; LIABILITY OF LANDLORD..................................................15
20.      TRANSFER OF TENANT'S INTEREST...........................................................................16
21.      DEFAULT: LANDLORD'S RIGHTS AND REMEDIES.................................................................17
22.      INDEMNIFICATION; COUNTERCLAIMS..........................................................................19
23.      HOLDING OVER............................................................................................20
24.      SUBORDINATION...........................................................................................20
25.      ESTOPPEL CERTIFICATE....................................................................................21
26.      RELOCATION OF TENANT....................................................................................21
27.      NOTICES AND DEMANDS.....................................................................................21
28.      CONSTRUCTION OF LEASE...................................................................................22
29.      REAL ESTATE BROKERS.....................................................................................22
30.      ENVIRONMENTAL COMPLIANCE................................................................................23
31.      MISCELLANEOUS...........................................................................................24
32.      SIGNAGE.................................................................................................26
33.      LIMITATION OF LIABILITY.................................................................................26

EXHIBITS
--------
Exhibit A    -  Floor Plan
Exhibit B    -  Rules and Regulations
Exhibit C    -  Workletter
Exhibit D    -  Form of Tenant Estoppel Certificate
Exhibit E    -  Operating Expense Exclusions
Exhibit F    -  Janitorial Cleaning Specifications
Rider No. 1  -  Extension Options
Rider No. 2  -  Arbitration Procedures

                                  OFFICE LEASE


         Lease made in Houston, Texas as of the 18th day of November, 2004.

                                       1.
                             BASIC LEASE PROVISIONS

         1.01 Landlord and Address:

              W9/LWS II Real Estate Limited Partnership
              101 Constitution Avenue, NW
              Washington, DC 20001
              Attn: Bari S. Nichols

              Tenant and Current Address:
              Encysive Pharmaceuticals Inc.
              6700 West Loop South, Suite 400
              Houston, Texas 77401

         1.02 Guarantor(s) and Current Address(es):

              N/A

              ---------------------

              ---------------------

         1.03 Premises: Suites No. 700 and 800, comprising all of the seventh
(7th) and eighth (8th) floors of the Building (as hereinafter defined), as shown on the floor plan attached hereto as Exhibit A.

         1.04 Term: Thirty-six (36) months, as may be extended pursuant to Rider 1 attached hereto and incorporated herein for all purposes.

         1.05 Commencement Date: January 1, 2005.

         1.06 Expiration Date: December 31, 2007.

         1.07 Monthly Base Rent: Monthly Base Rent shall be payable in the following amounts during the periods indicated:

              LEASE YEAR                       BASE RENT PER SQUARE FOOT                 MONTHLY BASE RENT
----------------------------------------  ------------------------------------  ------------------------------------
                   1                                    $16.00                              $54,306.67
----------------------------------------  ------------------------------------  ------------------------------------
                   2                                    $16.75                              $56,852.29
----------------------------------------  ------------------------------------  ------------------------------------
                   3                                    $17.50                              $59,397.92
----------------------------------------  ------------------------------------  ------------------------------------

The foregoing notwithstanding, Monthly Base Rent shall be abated for the first four (4) months of the Term. Notwithstanding anything to the contrary in this Lease, Tenant shall be entitled to a reimbursement of Seven Dollars and 50/100 ($7.50) per square foot of Rentable Area of the Premises, for its costs of Leasehold Improvements (as hereinafter defined) in the Premises. Subject to the provisions of Paragraph 3 of the Workletter attached as Exhibit C to this Lease, Tenant shall be reimbursed by Landlord for the Leasehold Improvement expenses in the form of a credit against Monthly Base Rent in an amount of Nine Thousand Sixty-Eight and 79/100 ($9,068.79) per month beginning in month five (5) of the Term and continuing through month thirty-six (36) of the Term. As used herein, "Lease Year" shall mean the twelve (12) month period commencing on the Commencement Date and each successive twelve (12) month period thereafter commencing on each anniversary of the Commencement Date.

         1.08 Rentable Area of Premises: 40,730 rentable square feet.

         1.09 Rentable Area of Building: 197,603 rentable square feet

         1.10 Tenant's Share: 20.61%.

         1.11 Security Deposit: None

         1.12 Leasing Broker:

              Lincoln Property Company Commercial, Inc.
              4888 Loop Central Drive, Suite 860
              Houston, Texas 77081

         1.13 Landlord's Management Agent and Address:

              Lincoln Property Company
              4888 Loop Central Drive, Suite 860
              Houston, Texas 77081

         or such other Management Agent as Landlord may designate from time to time.

The words identified in this Section 1 shall have the meanings ascribed to them in this Section 1 for all purposes of this Lease.

                                       2.
                                     DEMISE

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises in the building commonly known as LOOP CENTRAL TWO, HOUSTON, TEXAS (which, together with the land parcel on which it is situated and all appurtenances thereto are referred to herein as the "Building") for the Term and upon the terms, covenants and conditions set forth in this Lease. This Lease shall be in full force and effect from the date it is signed and delivered by Landlord and Tenant. Landlord and Tenant covenant as a material part of the consideration for this Lease to keep and perform each and all of the terms, covenants and conditions by it to be kept and performed. This Lease is made upon the condition of such performance.

                                       3.
                                      TERM

         The term of this Lease shall commence on the Commencement Date and expire on the Expiration Date unless sooner terminated as provided in this Lease, or extended pursuant to Rider No. 1.

                                       4.
                                      RENT

         4.01 DEFINITIONS. For purposes of this Lease, the following terms shall have the meanings ascribed to them in this Section 4.01:

              (a) "Adjustment Year" shall mean each calendar year or part thereof during the Term.

              (b) "Base Year" shall mean the calendar year 2005.

              (c) "Operating Expenses" shall mean and include all amounts, expenses and costs of whatever nature that Landlord incurs because of or in connection with the ownership, control, operation, repair, management, replacement or maintenance of the Building, any parking areas and garages serving the Building, the land on which such improvements are located, any present or future associated underground or elevated pedestrian tunnels or walkways, all additional facilities which may be added to the Property, and all machinery, equipment, landscaping, fixtures and other facilities, including personal property, as may now or hereafter exist in or on the Building (the "Property"). Operating Expenses shall be determined in accordance with generally accepted accounting principles consistently applied and shall include, but shall not be limited to, the following:

     1. Wages, salaries, fees, related taxes, insurance costs, benefits (including amounts payable under medical, pension and welfare plans and any amounts payable under collective bargaining agreements) and reimbursement of expenses of and relating to all personnel engaged in operating, repairing, managing, replacing and maintaining the Property; provided that if any person is engaged in connection with other properties, an equitable allocation of such Operating Expenses shall be made among the Property and such other properties.

     2. All supplies and materials, including sales tax imposed in connection with the purchase thereof.

     3. Legal and accounting fees and expenses incurred with respect to the Property (except for legal fees incurred in connection with the negotiation or the collection of amounts due under leases).

     4. Cost of all utilities for the Building, including, without limitation, water, sewer, power, fuel, heating, lighting, air conditioning and ventilating.

     5. Fees and other charges payable under or in respect of all maintenance, repair, janitorial, scavenger and other service agreements for or pertaining to the Property.

     6. Cost of all insurance relating to the Building, or the ownership, its occupancy or operations thereof and the Property.

     7. Cost of repairs and maintenance of the Property, excluding only such costs which are paid by the proceeds of insurance, by Tenant or by other third parties (other than payment by Tenant or other tenants of the Building of Expense Adjustment or similar reimbursement of Building costs and expenses).

     8. Amortization of the cost (plus interest at the then current market rate on the unamortized portion of such cost from time to time) of purchasing and installing capital investment items (including "retrofitting" or capital replacements) that are for the purpose of reducing costs includible in the definition of Operating Expenses (but only to the extent of savings achieved) or that may be required by governmental or quasi governmental authority as a result of federal, state, county or municipal laws, ordinances, codes, regulations or other legal requirements that become effective after the Commencement Date or new promulgations or interpretations of existing laws, codes, ordinances or regulations which become effective after the Commencement Date. All such costs shall be amortized, in equal monthly installments, over the reasonable life of the capital investment items, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles.

     9. Management fees and reimbursed expenses of Landlord's Management Agent and administrative expenses not borne by the Landlord's Management Agent, not to exceed what is commonly charged for managing comparable office buildings in the Bellaire/West Loop area of Houston, Texas.

     10. Fees and charges under any declaration of covenants, easements or restrictions affecting the Building.

Notwithstanding the foregoing, Operating Expenses shall not include those items listed on Exhibit E attached hereto and incorporated herein by this reference.

If at any time the Building is not fully occupied or Landlord is not supplying services to all rentable areas of the Building during an entire calendar year (including the Base Year), then Landlord may adjust actual Operating Expenses to Landlord's estimate of that amount which would have been paid or incurred by the Landlord as Operating Expenses had the Building been ninety-five percent (95%) occupied or serviced, and the Operating Expenses as so adjusted shall be deemed to be the actual Operating Expenses for such calendar year. If Landlord does not furnish during any Adjustment Year any particular work or service (the cost of which, if performed by Landlord, would constitute an Operating Expense) to a tenant which has undertaken to perform such work or service in lieu of the performance thereof by Landlord, then Operating Expenses shall be deemed to be increased by an amount equal to the additional expense which would reasonably have been incurred during such Adjustment Year by Landlord if it had, at its cost, furnished such work or service to such tenant. The provisions of the preceding sentences will apply only to those Operating Expenses that either vary with occupancy or by reason of one or more tenants not receiving goods or services the cost of which constitutes all or part of such Operating Expenses.

              (d) Notwithstanding anything to the contrary contained herein, for the purposes of calculating Expense Adjustment for any Adjustment Year, the "Controllable Operating Expenses" (hereinafter defined) component of Operating Expenses for such Adjustment Year shall not exceed the "Controllable Operating Expenses" component of Operating Expenses for the Base Year by more than seven percent (7%) on a cumulative, compounded basis. As used herein, "Controllable Operating Expenses" shall mean all Operating Expenses except (i) wages and salaries referred to and described in Sections 4.01(c)(1) to the extent of increases in minimum wage required by federal or state law, (ii) utilities referred to and described in Section 4.01(c)(4), (iii) insurance referred to and described in Section 4.01(c)(6), (iv) Taxes, and (v) fees for management services referred to and described in Section 4.01(c)(9).

              (e) "Taxes" shall mean and include all federal, state and local government taxes, assessments and charges of any kind or nature (other than later charges or penalties) whether general, special, ordinary or extraordinary, paid by Landlord in a calendar year with respect to the Property; provided, real estate taxes and special assessments (except as provided below) shall be included in Taxes for a calendar year only to the extent such taxes and assessments are paid during such calendar year, regardless of when assessed. Taxes shall include, without limitation, real estate and transit district taxes and assessments, sales and use taxes (except to the extent included in Operating Expenses), ad valorem taxes, personal property taxes, any lease or lease transaction tax and all taxes, assessments and charges in lieu of, substituted for, or in addition to, any or all of the foregoing taxes, assessments and charges. Notwithstanding any provision of this Section 4.01(e) to the contrary, Taxes shall not include any federal, state or local governmental income, franchise, capital stock, inheritance or estate taxes, except to the extent such taxes are in lieu of or a substitute of any of the taxes, assessments and charges previously described in this Section 4.01(e).

              Taxes shall also include the amount of all fees, costs and expenses (including, without limitation, attorneys' fees and court costs) paid or incurred by Landlord each calendar year in seeking or obtaining any refund or reduction of Taxes or for contesting or protesting any imposition of Taxes, whether or not successful and whether or not attributable to Taxes assessed, paid or incurred in such calendar year. If any special assessment payable in installments is levied against all or any part of the Property, then at the Landlord's reasonable discretion, Taxes for the calendar year in which such assessment is levied and for each calendar year thereafter shall include only the amount of any installments of such assessment plus interest thereon paid or payable during such calendar year (without regard to any right to pay, or payment of, such assessment in a single payment). If the Building is not assessed as fully improved for any calendar year or part thereof, Landlord may make an adjustment to the amount of Taxes for each such calendar year to reflect the amount of Taxes which would have been assessed if the Building had been assessed as fully improved, and the amount of any such adjustment shall be included on the amount of Taxes for such calendar year.

         4.02 PAYMENT OF RENT. Tenant shall pay to Landlord's Management Agent, or such other person or entity or at such other place as Landlord may from time to time direct in writing, all amounts due Landlord from Tenant hereunder, including, without limitation, Monthly Base Rent, Expense Adjustment and Tax Adjustment (Expense Adjustment and Tax Adjustment being defined hereinafter and referred to collectively as "Adjustments", and all amounts due hereunder being referred to collectively as "Rent"). Except as specifically provided in this Lease, Rent shall be paid without abatement, deduction or setoff of any kind, it being the intention of the parties that, to the full extent permitted by law, Tenant's covenant to pay Rent shall be independent of all other covenants contained in this Lease, including Tenant's continued occupancy of the Premises. Tenant's obligation hereunder to pay Rent accruing during the Term (whether or not the amount thereof is determined or determinable as of the date of termination or expiration of this Lease) shall survive the termination of this Lease.

         4.03 PAYMENT OF MONTHLY BASE RENT. Monthly Base Rent shall be payable monthly, in advance, on the first day of each calendar month during the Term, except that Monthly Base Rent for the first full calendar month of the Term for which Monthly Base Rent is due shall be paid concurrently with the execution of this Lease by Tenant. If the Term commences on a day other than the first day of a calendar month, then Monthly Base rent for such month will be prorated on a per diem basis based on a 30 day month and the excess of the installment of Monthly Base Rent paid concurrently with the execution of this Lease by Tenant over such prorated amount for the first calendar month of the Term shall be applied against Monthly Base Rent for the first full calendar month of the Term.

         4.04 EXPENSE AND TAX ADJUSTMENT. In addition to Monthly Base Rent, Tenant shall pay with respect to each Adjustment Year (i) an amount equal to Tenant's Share of Operating Expenses for the Adjustment Year in excess of Operating Expenses for the Base Year ("Expense Adjustment") and (ii) an amount equal to Tenant's Share of Taxes for the Adjustment Year in excess of Taxes for the Base Year ("Tax Adjustment"). As to any Adjustment Year which does not begin on January 1st or does not end on December 31st, Expense Adjustment and Tax Adjustment with respect to such Adjustment Year shall be prorated on a per diem basis.

         Expense Adjustment and Tax Adjustment with respect to each Adjustment Year shall be paid in monthly installments in advance on the first day of each calendar month during such Adjustment Year in amounts sufficient to satisfy payment of the Expense Adjustment and Tax Adjustment for such Adjustment Year as reasonably estimated by Landlord from time to time prior to or during any Adjustment Year and communicated to Tenant by written notice ("Estimated Expense Adjustment" and "Estimated Tax Adjustment", respectively). If Landlord does not deliver such a notice (an "Estimate") prior to the commencement of any Adjustment Year, Tenant shall continue to pay Estimated Expense Adjustment and Estimated Tax Adjustment as provided in the most recently received Estimate (or Updated Estimate, as defined below) or the latest determined Expense Adjustment or Tax Adjustment, whichever is greater, until the Estimate for such Adjustment Year is delivered to Tenant. If, during any Adjustment Year, Landlord reasonably determines that Taxes or Operating Expenses for such Adjustment Year have increased or will increase, Landlord may deliver to Tenant an updated Estimate ("Updated Estimate") for such Adjustment Year. Monthly installments of Estimated Expense Adjustment and Estimated Tax Adjustment paid subsequent to Tenant's receipt of the Estimate or Updated Estimate for any Adjustment Year shall be in the amounts provided in such Estimate or Updated Estimate, as the case may be. In addition, Tenant shall pay to Landlord within twenty (20) days after receipt of such Estimate or Updated Estimate, the amount, if any, by which the aggregate installments of the Estimated Expense Adjustment and Estimated Tax Adjustment provided in such Estimate or Updated Estimate, as the case may be, with respect to prior months in such Adjustment Year exceed the aggregate installments of the Estimated Expense Adjustment and Estimated Tax Adjustment paid by Tenant with respect to such prior months.

         Within ninety (90) days after the end of each Adjustment Year, or as soon thereafter as practicable, Landlord shall send to Tenant a statement (the "Final Adjustment Statement") showing (i) the calculation of the Expense Adjustment and Tax Adjustment for such Adjustment Year, (ii) the aggregate amount of the Estimated Expense Adjustment and Estimated Tax Adjustment previously paid by Tenant for such Adjustment Year; and (iii) the amount, if any, by which the aggregate amount of the installments of Estimated Expense Adjustment paid by Tenant with respect to such Adjustment Year exceeds or is less than the Expense Adjustment for such Adjustment Year and the amount, if any, by which the aggregate amount of the installments of Estimated Tax Adjustment paid by Tenant with respect to such Adjustment Year exceeds or is less than the Tax Adjustment for such Adjustment Year. Landlord shall have the right to bill Tenant separately for Expense Adjustment and Tax Adjustment in which event the provisions hereof shall apply to each as a separate Final Adjustment Statement. Tenant shall pay the amount of any deficiency to Landlord within twenty (20) days after the sending of such statement. Any excess shall, at Landlord's option, either be credited against payments past or next due under this Lease or refunded by Landlord, provided Tenant is not then in default under this Lease.

         On reasonable advance notice, which Tenant shall give during the sixty
(60) day period following the receipt by Tenant of the Final Adjustment Statement with respect to each Adjustment Year, Landlord will make available to Tenant Landlord's books and records maintained with respect to the Operating Expenses or Taxes, as applicable, for such Adjustment Year. If Tenant wishes to contest any item within any Final Adjustment Statement, Tenant shall do so in a written notice ("Contest Notice") received by Landlord within sixty (60) days following the date Landlord makes such books and records available to Tenant. The Contest Notice shall specify in detail the item or items being contested and the specific grounds therefor. However, the giving of a Contest Notice shall not relieve Tenant from the obligation to pay any deficiency in such statement in accordance with this
Section 4.04. If Tenant timely gives a Contest Notice to Landlord, any dispute with respect to any item or items in such Final Adjustment Statement, including any calculations therein, shall be submitted to an independent certified public accountant or firm of certified public accountants mutually agreed upon by Landlord and Tenant ("CPA") whose decision shall be binding on the parties. Tenant shall pay on demand all fees of the CPA with respect to any such dispute, unless the amount of the Expense Adjustment or Tax Adjustment, as applicable, as provided in such Final Adjustment Statement exceeds the amount of Expense Adjustment or Tax Adjustment as finally determined by the CPA by more than 5%. Notwithstanding anything else in this Section 4.04 to the contrary, if Tenant fails to give a Contest Notice within said sixty (60) day period or fails to pay any deficiency in such statement in accordance with this Section 4.04, whether or not contested, Tenant shall have no further right to contest any item or items in such Final Adjustment Statement and Tenant shall be deemed to have accepted such Final Adjustment Statement.

                                       5.
                                SECURITY DEPOSIT

         No security deposit shall be required of the original named Tenant under this Lease.

                                       6.
                                 USE OF PREMISES

         6.01 Tenant shall use and occupy the Premises solely for general office purposes in connection with the operation of Tenant's customary business and any incidental uses related thereto, and for no other use or purpose.

         6.02 Tenant shall not commit, or suffer to be committed, any annoyance, waste, nuisance, act or thing against public policy, or which may disturb the quiet enjoyment of Landlord or any other tenant or occupant of the Building. Tenant agrees not to deface or damage the Building in any manner.

                                       7.
                              RULES AND REGULATIONS

         Tenant agrees to observe the reservations and rights reserved to Landlord in this Lease. Tenant shall comply, and shall cause its employees, agents, clients, customers, guests and invitees to comply, with the rules and regulations attached hereto as Exhibit B, and such reasonably revised or additional rules and regulations adopted by Landlord during the Term and applied generally to all office tenants of the Building. Any violation by Tenant or any of its employees, agents, clients, customers, guests or invitees of any of the rules and regulations so adopted by Landlord shall be a Default by Tenant under this Lease (after a reasonable opportunity afforded to Tenant to cure) and may be restrained by court injunction; but whether or not so restrained, Tenant acknowledges and agrees that it shall be and remain liable for all damages, loss, costs and expense resulting from any violation by Tenant or such other persons of any of said rules and regulations. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce said rules and regulations or the terms, covenants and conditions of any other lease against any other tenant or any other persons, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, guests, invitees, licensees, customers, clients, family members, or by any other person.

                                       8.
                                SERVICES PROVIDED

         8.01 Landlord shall furnish the following services in a manner reasonably considered to be standard for comparable office buildings in the Bellaire/West Loop area of Houston, Texas:

              (a) Cooled or heated air in season to provide a temperature condition required, in Landlord's reasonable judgment, for comfortable occupancy of the Premises under normal business operations and in the absence of the use of equipment which affects the temperature or humidity which would otherwise be maintained in the Premises, daily from 8:00 A.M. to 6:00 P.M. (Saturdays 8:00 A.M. to 1:00 P.M.) ("Business Hours"), Sundays and Holidays (as defined below) excepted. After-hours HVAC shall be furnished by Landlord, upon reasonable prior notice, at the rate of $30.00 per hour, which rate shall remain in effect during the entire 36 month initial Term. If the use of heat generating equipment in the Premises affects the temperatures otherwise maintained by the air conditioning system for normal business operations, and thereby requires, in the reasonable judgment of Landlord, the modification of the air conditioning or ventilation systems (including installation of supplementary air conditioning units in the Premises), Landlord may elect to perform such modification, and the reasonable cost thereof shall be paid by Tenant to Landlord at the time of completion of such modification. Any increased expense in maintaining or operating the system resulting, in Landlord's reasonable opinion, from such modification shall be paid by Tenant. In addition, Tenant shall, at Tenant's expense, perform all maintenance on any supplementary air conditioning units installed in accordance with this Section 8.01(a) unless, in the exercise of its right hereby expressly reserved, Landlord elects to perform any part or all of such maintenance at Tenant's expense. Tenant agrees to keep and cause to be kept closed all windows in the Premises and at all times to cooperate fully with Landlord in the operation of said system and to abide by all reasonable regulations and requirements which Landlord may prescribe to permit the proper functioning and protection of said heating, ventilation and air conditioning systems. For purposes of this Lease, "Holidays" means those federal or state holidays observed by national banks in Houston, Texas.

              (b) Washroom facilities, not within the Premises (unless Tenant leases an entire floor), for use by Tenant in common with other tenants in the Building.

              (c) Janitor service in and about the Building and the Premises, Saturdays, Sundays and Holidays excepted, in accordance with the specifications set forth in Exhibit F attached hereto.

              (d) Passenger elevator service in common with other tenants and occupants 24 hours per day 7 days a week, which service may be reduced during non-Business Hours. Landlord shall provide limited freight elevator service at such times as Landlord shall reasonably determine.

              (e) Electric lighting service for all public portions of the Building.

              (f) Sufficient electrical panel, riser and transformer capacity to support a connected load of 5.6 watts per square foot of Rentable Area of Premises (excluding lighting and Building HVAC). Without Landlord's prior written consent, Tenant shall not be entitled to employ lighting in the Premises which consumes electrical current in excess of building standard nor utilize any office equipment that consumes more than 0.5 kilowatts per hour per square foot contained within the Premises at rated capacity or requires a voltage other than 120 volts single phase.

              (g) Replacement of fluorescent light bulbs in any fluorescent light fixtures which are located in the Premises and which contain the building standard light fixture.

              (h) Equipment and personnel to limit access to the Building after normal business hours. Landlord shall furnish to Tenant without charge, one (1) access card for each 250 square feet of Rentable Area of the Premises.

         8.02 Tenant agrees that compliance with any mandatory or voluntary energy conservation measures or other legal requirements instituted by any appropriate governmental authority shall not be considered a violation of any terms of this Lease and shall not entitle Tenant to terminate this Lease or require abatement or reduction of Rent hereunder.

         8.03 Tenant acknowledges that it shall be responsible for making arrangements for and shall pay the cost of the installation, repair and maintenance of its own telephone system. At no time shall Tenant permit the use of electricity consumed in the Premises to exceed the capacity of feeders to the Building or the risers or wiring installation. Landlord does not warrant or represent that such capacity shall be adequate for Tenant's purposes. Tenant shall reimburse Landlord for the cost of Tenant's excessive use or consumption of heating or air conditioning or excessive use or consumption of electrical services in violation of Section 8.01(f) above as may be separately metered or reasonably computed.

         8.04 Landlord shall in no event be obligated to furnish any services or utilities, other than those specified in Section 8.01. If Landlord elects to furnish services or utilities requested by Tenant in addition to those specified in Section 8.01 (including utility services at times other than those specified), Tenant shall pay to Landlord Landlord's then prevailing rates for such services and utilities within ten (10) days after receipt of Landlord's invoices therefor. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant, and in addition to Landlord's other remedies under this Lease, discontinue any or all of the additional services. Except as set for the below, no failure to furnish or discontinuance of any service pursuant to this Section 8 shall result in any liability of Landlord to Tenant or be deemed to be a constructive eviction or a disturbance of Tenant's use of the Premises. The foregoing notwithstanding, in the event Landlord fails to furnish an Essential Service (hereinafter defined) to the Premises for a period of 5 consecutive business days after receipt of written notice from Tenant, Tenant is not able to conduct business in or utilize the Premises for the purposes for which they were let in the absence of the Essential Service(s), and the interruption is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, invitees or licensees or due to a casualty (which is otherwise covered by Section 12 of this Lease), and if the restoration of the Essential Service(s) in question is within Landlord's reasonable control, then, as Tenant's sole and exclusive remedy for the failure of such Essential Service(s), Monthly Base Rent and Adjustments under this Lease shall abate as to the portion(s) of the Premises so affected beginning on the 6th day after and continuing until all Essential Services are restored or the Premises are otherwise rendered usable again. In the event Landlord fails to furnish an Essential Service (hereinafter defined) to the Premises for a period of 120 consecutive business days after receipt of written notice from Tenant, Tenant is not able to conduct business in or utilize the Premises for the purposes for which they were let in the absence of the Essential Service(s), and the interruption is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, invitees or licensees or due to a casualty (which is otherwise covered by Section 12 of this Lease), and if the restoration of the Essential Service(s) in question is within Landlord's reasonable control, then, as Tenant's sole and exclusive remedy for the failure of such Essential Service(s), Tenant shall have the right to terminate this Lease by giving written notice to Landlord within 15 days after the expiration of the 120 day period; provided, however, Tenant's notice and right to terminate this Lease shall be overridden and of no force of effect if all Essential Services are restored within 10 days after Landlord's receipt of the notice. "Essential Services" are defined as electrical power, air-conditioning and heating to the Premises; the service of at least one elevator to the floors on which the Premises are located; and water to all lavatories on the 7th and 8th floors of the Building.

                                       9.
                       LEASEHOLD IMPROVEMENTS; ALTERATIONS

         9.01 [This Section 9 governs leasehold improvements and alterations performed subsequent to the initial build-out of the Premises which is separately covered under the Workletter attached as Exhibit C to this Lease] Tenant shall not, without Landlord's prior written consent, permit any alteration, improvement, addition or installation in or to the Premises (all of which is collectively referred to as "Work"), including installation of telephone, computer or internal sound or paging systems or other similar systems, or the performance of any decorating, painting and other similar work in the Premises. In the event Landlord consents to any Work, Landlord reserves the right to cause such Work to be performed by contractors and subcontractors designated by Landlord. Tenant shall pay the cost of preparation of the plans for the Work, all permit fees and the fees of said contractors and subcontractors. Except with respect to the Work described in the Workletter, if any, or Work performed by Landlord's designated contractor as general contractor, Tenant shall pay Landlord's designated contractor a supervision fee equal to 5% of the total cost of such Work, which shall include Landlord's costs for reviewing plans. Before commencement of any Work or delivery of any materials into the Premises or the Building, Tenant shall furnish to Landlord, for its prior written approval, architectural plans and specifications certified by a licensed architect or engineer reasonably acceptable to Landlord, and such other documentation as Landlord shall reasonably request.

Tenant agrees to hold Landlord, its beneficiaries and their respective agents, partners, officers, servants and employees forever harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with any such Work. At the request of Landlord, Tenant will deliver a written indemnity against claims or damages to tenants or occupants of any other premises affected by such Work. Tenant shall pay Landlord's reasonable out-of-pocket third party costs of reviewing plans and materials submitted to Landlord for approval if, due to the nature or complexity of the Work, a third party engineer is required to review such plans and materials. Tenant shall pay the cost of all such Work and the cost of decorating and altering the Premises and the Building occasioned by any such Work. Landlord shall have the right to require Tenant to deliver to Landlord cash or other security in an amount and form acceptable to Landlord to be held in escrow by Landlord to assure prompt payment for the cost of any such Work. All alterations, improvements, additions and installations to or in the Premises shall become part of the Premises at the time of installations.

         9.02 In the event that Landlord permits Tenant to hire its own contractors for the performance of any Work, then in addition to the provisions of Section 9.01, the following shall apply: (i) prior to the commencement of the Work or the delivery of any materials to the Building, Tenant shall submit to Landlord for Landlord's approval, the names and addresses of all contractors, contracts, necessary permits and licenses, certificates of insurance (including, without limitation, Worker's compensation, comprehensive general liability and adequacy of design insurance) and instruments of indemnification and waivers of lien against any and all claims, costs, expenses, damages and liabilities which may arise in connection with the Work, all in such form and amount as shall be satisfactory to Landlord; (ii) all such Work shall be done only by union contractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld) and at such time and in such manner as Landlord may from time to time designate; (iii) upon completion of any Work, Tenant shall furnish Landlord with as-built plans, contractors' affidavits, full and final waivers of lien, receipted bills covering all labor and materials expended and used in connection with such Work; and (iv) all such Work shall comply with all insurance requirements, all laws, ordinances, rules and regulations of all governmental authorities, and all collective bargaining agreements applicable to the Building, and shall be done in a good and workmanlike manner and with the use of good grades and new materials.

         9.03 Without limitation of the provisions of Section 9.01, Tenant agrees not to suffer or permit any lien of any mechanic or materialman to be placed or filed against the Premises or the Building. In case any such lien shall be filed, Tenant shall, within ten (10) business days of such filing, satisfy and release such lien of record. If Tenant shall fail to have such lien satisfied and released of record within such ten (10) business day period, Landlord may, on behalf of Tenant, without being responsible for making any investigation as to the validity of such lien and without limiting or affecting any other remedies Landlord may have, pay the same and Tenant shall pay Landlord on demand the amount so paid by Landlord.

         9.04 Subject to the rules and regulations, Tenant, at any time Tenant is not in default hereunder, may remove from the Premises its movable trade fixtures and personal property. Tenant shall repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises and Tenant shall pay the cost thereof to Landlord on demand.

                                      10.
                              CONDITION OF PREMISES

         10.01 No agreements or representations, except such as are expressly contained herein and in the Workletter attached hereto, if any, have been made to Tenant respecting the condition of the Premises. By taking possession, Tenant conclusively waives all claims relating to the condition of the Premises and accepts the Premises as being free from defects and in good, clean and sanitary order, condition and repair, and agrees to keep the Premises in such condition.

         10.02 Subject to Sections 12 and 13, Tenant shall, at its own expense, keep the Premises clean and safe and in as good repair and condition as when all of the work described in the Workletter was completed (or as to subsequent Work, as and when such Work was completed) and shall promptly and adequately repair all damage to the Premises and the Building caused by Tenant or any of its employees, agents, guests or invitees, including replacing or repairing all damaged or broken glass, fixtures and appurtenances resulting from any such damage, under the supervision and with the approval of Landlord. If Tenant does not adequately make such repairs or replacements and such failure continues after receipt of written notice thereof from Landlord and a reasonable opportunity to remedy such failure, Landlord may, but need not, make such repairs and replacements and Tenant shall pay Landlord the reasonable cost thereof on demand.

         10.03 Landlord, subject to Sections 12 and 14, shall be obligated to maintain and make necessary repairs to the structural elements of the Building, the public corridors, common areas, public washrooms and lobby of the Building, the parking facilities, the exterior windows, and roof of the Building, and subject to the provisions of Sections 12 and 14, the electrical, plumbing, heating, ventilation and air conditioning systems of the Building to the standard of comparable buildings in the Bellaire/West Loop area of Houston, Texas.

         10.04 In the event that, during the Term, a governmental authority notifies Landlord or Tenant in writing that the Premises must be altered, modified or improved in order to be in compliance with the requirements of the American with Disabilities Act ("ADA") in effect on the Commencement Date, and such required alteration, modification or improvement is not being required as a result of Tenant's use of the Premises or as a result of any improvement to the Premises made by or on behalf of Tenant since Landlord's delivery of the Premises to Tenant for construction, such alteration, modification or improvement shall promptly be undertaken by Landlord at the sole cost of Landlord. Notwithstanding Section 9 of this Lease, Landlord shall be obligated, at its sole cost, for delivery of the Premises with all ADA and life safety requirements in compliance with applicable law, including, but not limited to, replacement of light fixtures and installing new ceiling tiles in the Premises, and providing parawedge fixtures throughout the Premises.

                                      11.
                                   SURRENDER

         11.01 At the termination of this Lease, by lapse of time or otherwise, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises and all locks therein to Landlord and make known to the Landlord the combination of all combination locks in the Premises, and shall, subject to Sections 12 and 13, return the Premises and all equipment and fixtures of the Landlord therein to Landlord in broom clean condition and in as good condition as when Tenant originally took possession, ordinary wear and tear excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and the Tenant shall pay the reasonable cost thereof to Landlord on demand.

         11.02 Upon termination of this Lease or of Tenant's right to possession of the Premises, by lapse of time or otherwise, all installations, additions, partitions, hardware, light fixtures, floor coverings, non-trade fixtures and improvements, temporary or permanent, whether placed there by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if prior to any such termination or within thirty (30) days thereafter Landlord so directs by notice, Tenant, at Tenant's sole expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, floor coverings, non-trade fixtures and improvements in or to the Premises by or on behalf of Tenant as are designated in such notice and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises, and Tenant shall pay the reasonable cost thereof to Landlord on demand.

         11.03 All obligations of Tenant under this Section 11 shall survive the termination of this Lease, by lapse of time or otherwise.

                                      12.
                             DAMAGE OR DESTRUCTION

         12.01 If, during the Term, more than twenty percent (20%) of either of the Premises or the Building is damaged by fire or other casualty, cause, condition or thing whatsoever, so as to render the Premises untenantable, Landlord may, by written notice to Tenant given within sixty (60) days after such damage, terminate this Lease. Such termination shall become effective as of the date of such damage if the Premises are substantially untenantable. Unless this Lease is terminated, if the Premises are made partially or wholly untenantable as aforesaid, Landlord, subject to the provisions of this Section 12, shall restore the same at Landlord's expense with reasonable promptness. If, as a result of a fire or other casualty, the Premises are made partially or wholly untenantable, and if Landlord fails to commence such restoration within sixty (60) days after Landlord is able to take possession of the damaged space in the Premises and fails to reasonably diligently complete the restoration of the Premises, Tenant may terminate this Lease by giving notice thereof to Landlord (i) not later than seventy-five (75) days after Landlord is able to take possession if Landlord has not theretofore commenced such restoration or (ii) prior to the substantial completion of such restoration, if Landlord commences such restoration within said sixty (60) day period, but fails to complete the restoration of the Premises within two hundred seventy (270) days after the date of such damage, and such termination shall be effective as of the fifth (5th) day after receipt of said notice by Landlord. In the event of termination of this Lease, Monthly Base Rent and Adjustments shall be prorated on a per diem basis and paid only to the effective date of such termination. If all of the Premises are untenantable but this Lease is not terminated, all Monthly Base Rent and Adjustments shall abate from the date of the fire or other casualty until the Premises are ready for occupancy and reasonably accessible to Tenant. If part of the Premises is untenantable, Monthly Base Rent and Adjustments shall be prorated on a per diem basis and apportioned in accordance with the part of the Premises which is usable by Tenant from the date of the fire or other casualty until the damaged part is ready for Tenant's occupancy. In all cases, with respect to Landlord's obligations under this Section 12, such obligations shall be adjusted and all time periods extended by the period on account of delay caused by adjustment of insurance loss, strikes, governmental approvals, labor difficulties or any cause beyond Landlord's reasonable control.

         The following provision shall apply if, as an economic concession set forth in this Lease, Landlord has granted Tenant a credit against Monthly Base Rent or Adjustments, or both, or has granted Tenant an abatement period with respect to Monthly Base Rent or Adjustments, or both (such credits or the amount of Monthly Base Rent or Adjustments which would have accrued but for such abatement period being hereinafter referred to as "Rent Concession"): In the event that, pursuant to any provision of this Lease, Monthly Base Rent or Adjustments abate, in whole or in part, by reason of the occurrence of a fire or other casualty ("Casualty Abatement") and this Lease is not terminated, then to the extent that the period of any Casualty Abatement coincides with any period that a Rent Concession would otherwise have been applicable, the Rent Concession or such portion thereof as would otherwise have been applicable if the Casualty Abatement had not occurred ("Rent Concession Balance") will be deferred until the Casualty Abatement period expires and the Rent Concession Balance will be effective and applied at the rate set forth in this Lease during the period immediately following the expiration of the Casualty Abatement, provided that if the Casualty Abatement does not apply to all Monthly Base Rent or Adjustments then the Rent Concession Balance will apply to the full extent possible to that portion of the Monthly Base Rent or Adjustments, or both, which is not abated during the Casualty Abatement period. Notwithstanding the foregoing, (a) the Rent Concession Balance will not be applicable to the extent it exceeds the amount of rent loss insurance proceeds recovered by Landlord with respect to the Casualty Abatement, (b) Tenant will not be entitled to any cash refund or credit against any other amounts due Landlord by reason of the foregoing provision and
(c) the Term will not be extended by reason of the applicability of the foregoing provision.

         12.02 If Landlord repairs and restores the Premises as provided in
Section 12.01 above, Landlord shall repair or restore any decorations (excluding personal property), alterations or improvements to the Premises installed or approved by Landlord. Tenant shall be responsible for repair and replacement of trade fixtures, furnishings, equipment, personal property or leasehold improvements belonging to Tenant. Notwithstanding any provision of this Section 12 to the contrary, but subject to Tenant's termination rights under this
Section 12, Landlord shall not be obligated to make any restorations or repairs to the Premises, the cost of which would exceed the proceeds of insurance received by Landlord with respect thereto.

         12.03 Notwithstanding anything to the contrary in this Section, but subject to Tenant's termination rights under this Section 12, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises or the Building when the damage resulting from any casualty covered under this Section occurs during the last twelve (12) months of the Term or any extension thereof.

                                      13.
                                 EMINENT DOMAIN

         13.01 In the event that the whole or a substantial part of the Premises shall be condemned or taken in any manner for any public or quasi-public use (or sold under threat of such taking), and as a result thereof, the remainder of the Premises cannot be used for the same purpose as prior to such taking, this Lease shall terminate as of the date possession is taken.

         13.02 If less than ten percent (10%) of the Premises shall be so condemned or taken (or sold under threat thereof) and after such taking the Premises can be used for the same purposes as prior thereto, this Lease shall cease only as to the part so taken as of the date possession shall be taken by such authority, and Tenant shall pay full Rent up to that date (with appropriate refund by Landlord of such Rent attributable to the part so taken as may have been paid in advance for any period subsequent to the date possession is taken) and thereafter Monthly Base Rent and Adjustments shall be equitably adjusted to reflect the reduction in the Premises by reason of such taking. Landlord shall, at its expense, make all necessary repairs or alterations to the Building so as to constitute the remaining Premises a complete architectural unit, provided that Landlord shall not be obligated to undertake any such repairs or alterations if the cost thereof exceeds the award resulting from such taking.

         13.03 If part of the Building shall be so condemned or taken (or sold under threat thereof), or if any adjacent property or street shall be condemned or improved by a public or quasi-public authority in such a manner as to alter the use of any part of the Premises or the Building and, in the reasonable opinion of Landlord, the Building or any part thereof should be altered, demolished or restored in such a way as to materially alter the Premises, either party may terminate this Lease by notifying the other of such termination within sixty (60) days following the taking of possession by such public or quasi-public authority, and this Lease shall expire on the date specified in the notice of termination, which shall be not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set forth as the expiration of the Term, and the Monthly Base Rent and Adjustments hereunder shall be apportioned as of such date.

         13.04 Landlord shall be entitled to receive the entire award, including the damages for the property taken and damages to the remainder, with respect to any condemnation proceedings affecting the Building. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation, whether attributable to the value of any unexpired portion of the Term, the loss of profits, goodwill, leasehold improvements or otherwise, Tenant irrevocably assigning any and all such claims to Landlord. Nothing herein shall be construed, however, to preclude Tenant from prosecuting a separate claim directly against the condemning authority for moving expenses and damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

                                      14.
                            WAIVER OF CERTAIN CLAIMS

         14.01 To the extent not expressly prohibited by law, Tenant releases Landlord, and its agents, partners, officers, servants and employees, from, and waives, all claims for damages to person or property sustained by Tenant or by any occupant of the Premises, resulting directly or indirectly from fire or other casualty, cause or any existing or future condition, defect, matter or thing in the Premises, the Building or any part thereof, or from any equipment or appurtenance therein, or from any accident in or about the Building, or from any act or neglect of any tenant or other occupant of the Building or of any other person, except for matters caused by the negligence or willful misconduct of Landlord.

         14.02 To the extent not expressly prohibited by law, and except for claims and liabilities caused by the negligence or willful misconduct of Landlord, Tenant agrees to hold harmless and indemnify Landlord, all Mortgagees and all of their respective agents, partners, officers, servants and employees, against claims and liabilities, including reasonable attorneys' fees, for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises arising from Tenant's occupancy of the Premises or the conduct of its business, or from activity, work, or thing done, permitted or suffered by Tenant, its employees, agents, guests or invitees in or about the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or due to any other act or omission of Tenant, its agents or employees. Landlord may, at its option, repair such damage or replace such loss, and Tenant shall upon demand by Landlord reimburse Landlord for all reasonable costs of such repairs, replacement and damages in excess of amounts, if any, paid to Landlord under insurance covering such damages. In the event any action or proceeding is brought against Landlord, any Mortgagee or any of their respective agents, beneficiaries, partners, officers, servants or employees by reason of any such claims, then, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

         14.03 If any damage to the Building or any equipment or appurtenance therein, whether belonging to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its agents, employees, guests or invitees, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage, and Tenant shall, upon demand by Landlord, reimburse Landlord the reasonable total cost of such repairs and damages to the Building. If Landlord elects not to repair such damage, Tenant shall promptly repair such damages at its own cost and in accordance with the provisions of Section 9 as if such repair constituted Work under such Section. If Tenant occupies space in which there is exterior glass, then Tenant shall be responsible for the damage, breakage or repair of such glass, except to the extent such loss or damage is recoverable under Landlord's insurance, if any.

                                      15.
                        INSURANCE; WAIVER OF SUBROGATION

         15.01 Tenant shall procure and maintain at its own cost policies of commercial general public liability and property damage insurance with contractual liability coverage for the agreements of indemnity provided for under this Lease and a broad form general liability endorsement to afford protection with such limits as may be reasonably requested by Landlord from time to time (which as of the date hereof shall be not less than $2,000,000 under a combined single limit of coverage) insuring Landlord and its respective agents, partners, officers, servants and employees and Tenant from all claims, demands or action for injury to or death of any person or persons and for damage to property made by, or on behalf of, any person or persons, firm or corporation, arising from, related to or connected with the Premises. The insurance shall be issued by companies and be in form and substance satisfactory to Landlord and any Mortgagee of the Building and shall, if requested by Landlord or any Mortgagee, include any Mortgagee and its respective agents and employees as additional insureds. The aforesaid insurance policies shall provide that they shall not be subject to cancellation except after at least thirty (30) days' prior written notice to Landlord and all such Mortgagees (unless such cancellation is due to non-payment of premiums, in which event ten (10) days' prior written notice shall be required). Copies of insurance certificates, together with satisfactory evidence of payment of the premium thereon, shall be deposited with Landlord prior to the commencement of the Term and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage.

         15.02 Tenant shall carry insurance of the type typically referred to as "all risk" insurance, including water damage, insuring its interest in the tenant improvements in the Premises (to the extent not covered by Landlord's property insurance) and its interest in all its personal property and trade fixtures located on or within the Building, without limitation, its office furniture, equipment and supplies.

         15.03 Notwithstanding any other provision of this Lease to the contrary, Landlord and Tenant each hereby waive all rights of action against the other for loss or damage to the Premises, or the Building and property of Landlord and Tenant in the Building, which loss or damage is insured or is required pursuant to this Lease to be insured by valid and collectible insurance policies, EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY THE NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY'S DIRECTORS, EMPLOYEES, OFFICERS, AGENTS, OR INVITEES OR THE RELEASED PARTY WOULD BE STRICTLY LIABLE FOR SUCH LOSS OR DAMAGE UNDER APPLICABLE LAW, to the extent of the proceeds collected or collectible under such insurance policies, subject to the condition that this waiver shall be effective only when the waiver is permitted by such insurance policies or when, by the use of good faith effort, such waiver could have been permitted in the applicable insurance policies. The policies of insurance required to be maintained by Tenant under the terms of this Lease shall contain waiver of subrogation clauses in form and content satisfactory to Landlord.

         15.04 Tenant shall not conduct or permit to be conducted by its employees, agents, guests or invitees any activity, or place any equipment in or about the Premises or the Building that will in any way increase the cost of fire insurance or other insurance on the Building. If any increase in the cost of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau, if any, to be due to any activity or equipment of Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that the increase in such cost is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and any such sums shall be considered additional Rental payable hereunder. Tenant, at its sole expense, shall comply with any and all requirements of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and the Building.

                                      16.
                           LANDLORD'S RIGHT OF ACCESS

         16.01 Landlord and its contractors and representatives shall have the right to enter the Premises at all reasonable times to perform janitorial and cleaning services and, after 24 hour prior oral notice (except in the case of emergencies when such prior notice as is reasonably practicable shall be given), to inspect the same, to make repairs, alterations and improvements, to maintain the Premises and the Building, specifically including, but without limiting the generality of the foregoing, to make repairs, additions or alterations within the Premises to mechanical, electrical and other facilities serving other premises in the Building, to post such reasonable notices as Landlord may desire to protect its rights, to exhibit the Premises to Mortgagees and purchasers, and, during the three hundred sixty-five (365) days prior to the expiration of the Term, to exhibit the Premises to prospective tenants. In the event the Premises are vacant, Landlord may place upon the doors or in the windows of the Premises any usual or ordinary "To Let", "To Lease", or "For Rent" signs. Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduit, plumbing, vents and wires, in, to and through the Premises to the extent Landlord may now or hereafter deem necessary or appropriate for the property operation, maintenance and repair of the Building and any portion of the Premises so long as Landlord does not unreasonably interfere with Tenant's use of the Premises.

         16.02 Landlord shall also have the right to take all material into the Premises that may be required for the purposes set forth in the foregoing
Section 16.01 without the same constituting a constructive eviction of Tenant, in whole or in part, and Rent shall not abate (except as provided in Sections 12 or 14) while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. If Tenant shall not be personally present to open and permit entry into the Premises, at any time, when for any reason entry therein shall be necessary or desirable, Landlord or Landlord's agents may enter the Premises by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease.

         16.03 In exercising its rights under this Section 16, Landlord will use reasonable efforts to minimize any interference with Tenant's use or occupancy of the Premises, provided that Landlord will not be obligated to provide overtime labor or perform work after regular Building hours.

                                      17.
                           RIGHTS RESERVED TO LANDLORD

         Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business (all claims for damage being hereby waived and released by Tenant) and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for set-offs or abatement of Rent:

              (a) To change the name or street address of the Building provided that Landlord pays Tenant's reasonable costs for replacement stationery and similar business materials which contain the name or address of the Building;

              (b) To install and maintain signs on the exterior and interior of the Building;

              (c) To reasonably approve all sources furnishing sign painting and lettering, towels, coffee cart service, vending machines or toilet supplies used or consumed on the Premises and the Building; and Tenant shall be permitted at Tenant's sole cost, to install vending machines in the Premises for use solely by Tenant's employees;

              (d) To have pass keys to the Premises;

              (e) To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to interfere with, or exclude Tenant from, the use expressly permitted by this Lease;

              (f) To make repairs, additions or alterations to the Building which may change, eliminate or remove common areas, parking areas, if any, or the method of ingress to or egress from the Building and such areas, to convert common areas into leasable areas, or otherwise alter, repair or reconstruct the common areas or change the use thereof, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Building, and to close entrances, doors, corridors, elevators, plaza or other facilities, and to perform any acts related to the safety, protection, preservation, reletting, sale or improvement of the Premises or the Building. Landlord will use commercially reasonable efforts to perform all repair, maintenance, management and other services performed in the Building in a manner so as not to unreasonably interfere with Tenant's business.

              (g) To have access to all mail chutes or boxes according to the rules of the United States Postal Service;

              (h) To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to security personnel by registration or otherwise, and to establish their right to enter or leave and to exclude or expel any peddler, solicitor or beggar at any time from the Premises or the Building;

              (i) To close the Building at 6:00 p.m. on weekdays, 1:00 p.m. on Saturdays, and all day on Sundays and Holidays, or at such other reasonable times as Landlord may determine, subject, however, to Tenant's right to admittance under such regulations as shall be prescribed from time to time by Landlord in its reasonable discretion (provided, however, that Landlord shall do nothing that materially interferes with Tenant's access to the Premises or Tenant's business operations conducted within the Premises, and Landlord shall at all times during the Term make available to Tenant the number of parking spaces set forth in this Lease.

                                      18.
                                   ABANDONMENT

         Intentionally deleted.

                                      19.
                        TRANSFER OF LANDLORD'S INTEREST;
                              LIABILITY OF LANDLORD

         Upon any sale, assignment or transfer of the Building by Landlord, other than merely as security, Tenant agrees to look solely to the purchaser, assignee or transferee with respect to all matters in connection with this Lease and, upon such purchaser's, assignee's or transferee's assumption of the obligations of Landlord under this Lease, the transferor Landlord shall be released from any further obligations hereunder.

                                      20.
                          TRANSFER OF TENANT'S INTEREST

         20.01 Tenant shall not sell, assign, encumber, mortgage or transfer this Lease or any interest therein, sublet or permit the occupancy or use by others of the Premises or any part thereof, or allow any transfer hereof or any lien upon Tenant's interest by operation of law or otherwise (collectively, a "Transfer") without the prior written consent of Landlord, which consent, if Landlord does not exercise its rights of a recapture set forth below, shall not be unreasonably withheld, delayed or conditioned. Any Transfer which is not in compliance with the provisions of this Section 20, shall, at the option of Landlord, be void and of no force or effect. Tenant shall, by written notice in the form specified in the following sentence, advise Landlord of Tenant's intention on a stated date (which shall not be less than sixty (60) days after date of Tenant's notice) to sublet, assign, mortgage or transfer any part or all of the Premises or its interest therein for the balance or any part of the Term, and, in the case of sublease, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, to recapture the space described in Tenant's notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice. Tenant's notice shall state the name and address of the proposed subtenant, assignee, pledgee, mortgagee or transferee, and a true and complete copy of the proposed sublease, assignment, pledge, mortgage or other conveyance and all related documentation, executed by both parties, shall be delivered to Landlord with said notice. If Tenant's notice shall cover all of the space hereby demised, and Landlord shall elect to give the aforesaid recapture notice with respect thereto, then the Term shall expire and end on the date stated in Tenant's notice as fully and completely as if the date had been herein definitely fixed for the expiration of the Term. If, however, this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Monthly Base Rent and Adjustments then in effect shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the original Rentable Area of Premises, and this Lease as so amended shall continue thereafter in full force and effect. In such event, Tenant shall pay the reasonable cost of erecting demising walls and public corridors and making other required modifications to physically separate the portion of the Premises remaining subject to this Lease from the rest of the Premises. If Landlord, upon receiving Tenant's notice that it intends to sublet any such space, shall not exercise its right to recapture the space described in Tenant's notice, Landlord will not unreasonably withhold its consent to Tenant's subletting the space covered by its notice. Without limiting Landlord's right to reasonably withhold such consent, the withholding of such consent in connection with an assignment or sublease will be deemed reasonable if:

              (1) In the reasonable judgment of Landlord, the subtenant or assignee (A) is of a character or engaged in a business or proposes to use the Premises in a manner which is not in keeping with the standards of Landlord for the Building or (B) has an unfavorable credit standing;

              (2) Either the area of the Premises to be sublet or the remaining area of the Premises is not regular in shape with appropriate means of ingress or egress suitable for normal renting purposes;

              (3) Tenant is in default under this Lease.

As a condition to Landlord's execution of a document memorializing Landlord's consent to any Transfer, Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with the handling of any tenant request for consent under this Section 20.

         20.02 If Tenant individually, or as debtor or debtor in possession or if a trustee in bankruptcy acting on behalf of Tenant pursuant to the Bankruptcy Code, 11 U.S.C. 101 et seq., shall sublet or assign the Premises or any part thereof or assign any interest in this Lease at a rental rate (or additional consideration) in excess of the then current Monthly Base Rent and Adjustments per rentable square foot, fifty percent (50%) of said excess Rent (or additional consideration) net of any expenses Tenant has reasonably incurred in subleasing or assigning the space, shall be and become the property of Landlord and shall be paid to Landlord as it is received by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant shall be responsible for all actions and neglect of the subtenant and its officers, partners, employees, agents, guests and invitees as if such subtenant and such persons were employees of Tenant.

Nothing in this Section 20.02 shall be construed to relieve Tenant from the obligation to obtain Landlord's prior written consent to any proposed sublease.

         20.03 The consent by Landlord to any Transfer shall not be construed as a waiver or release of Tenant from liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, and Tenant shall remain liable therefor, nor shall the collection or acceptance of Rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its obligations or liabilities under this Lease. Any consent given pursuant to this Section 20 shall not be construed as relieving Tenant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment or subletting.

         20.04 If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law or in one or more transactions, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Section 20. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale, transfer or redemption of a controlling interest of the capital stock of Tenant in one or more transactions, shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Section 20. However, the preceding sentence shall not apply to corporations the stock of which is traded through a national or regional exchange or over-the-counter. Neither this Lease nor any interest herein nor any estate created thereby shall pass by operation of law or otherwise to any trustee, custodian or receiver in bankruptcy of Tenant or any assignee for the assignment of the benefit of creditors of Tenant. The foregoing notwithstanding, Tenant shall have the right, upon 30 days prior written notice to Landlord, to (i) assign or sublet all or part of the Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant provided that such assignment or sublease would not violate any exclusive or restriction to which Landlord is bound under the terms of any other lease of space in the Project, or (ii) assign this Lease to a successor corporation or other entity into which or with which Tenant is merged or consolidated or which acquires all or substantially all of the ownership interests in Tenant or Tenant's assets and property, provided that such successor corporation or other entity assumes all of the obligations and liabilities of Tenant, including this Lease, and shall have assets, capitalization and net worth at least equal to the assets, capitalization and net worth of Tenant as of the date of this Lease as determined by generally accepted accounting principles. For the purpose of this Section 20.04, "control" shall mean ownership of more than 50% of all the voting stock or legal and equitable interest in such corporation or entity. In no event shall any such assignment or sublease release Tenant from liability under this Lease.

                                      21.
                     DEFAULT: LANDLORD'S RIGHTS AND REMEDIES

         21.01 The occurrence of any one or more of the following matters constitutes a default ("Default") by Tenant under this Lease:

              (a) Failure by Tenant to pay, within five (5) business days after written notice from Landlord, any rent or any other amounts due and payable by Tenant under this Lease;

              (b) Failure by Tenant to observe or perform any of the covenants in this Lease in respect to assignment and subletting;

              (c) Failure by Tenant to cure forthwith, after notice thereof from Landlord or another tenant acquiring knowledge thereof, any hazardous condition that Tenant has created in violation of law or of this Lease;

              (d) Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after written notice thereof to Tenant by Landlord; provided, however, if the nature of the default is such that it cannot be cured with the exercise of all reasonable efforts within the 30-day period, the failure to cure within such 30-day period shall not be a Default provided that Tenant undertakes the curative action within the 30-day period and thereafter diligently and continuously proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable using all reasonable efforts; provided, however, that in no event shall Tenant's total cure period, in the aggregate, exceed 60 days;

              (e) The levy upon execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest;

              (f) Tenant or any guarantor of this Lease becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for itself or for all or a part of its property;

              (g) Proceedings for the appointment of a trustee, custodian or receiver of Tenant or any guarantor of this Lease or for all or a part of Tenant's or such guarantor's property are filed against Tenant or such guarantor and are not dismissed within sixty (60) days;

              (h) Proceedings in bankruptcy, or other proceedings for relief under any law for the relief of debtors, are instituted by or against tenant or any guarantor of this Lease, and, if instituted against Tenant or such guarantor, are allowed against either or are consented to by either or are not dismissed within sixty (60) days thereof;

              (i) Tenant shall repeatedly default in the timely payment of Rent or any other charges required to be paid, or shall repeatedly default in keeping, observing or performing any other covenant, agreement, condition or provision of this Lease, whether or not Tenant shall timely cure any such payment or other default. For the purposes of this subsection, the occurrence of similar defaults three times during any twelve month period shall constitute a repeated default.

Any notice periods provided for under this Section 21.01 shall run concurrently with any statutory notice periods, and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

         21.02 If a Default occurs, Landlord shall have the following rights and remedies, which shall be distinct, separate and cumulative, and which may be exercised by Landlord concurrently or consecutively in any combination and with or without notice or demand, and which shall not operate to exclude or deprive Landlord of any other right or remedy which Landlord may have in law or equity:

              (a) Landlord may terminate this Lease by giving to Tenant notice of Landlord's intention to do so, in which event the Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

              (b) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice but Tenant's obligations under this Lease shall continue in full force and effect; and

              (c) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including injunctive relief and recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

         21.03 If Landlord exercises either of the remedies provided for in subparagraphs (a) and (b) of Section 21.02, Landlord may, without additional notice and without court proceedings, re-enter and repossess the Premises and remove all persons and property therefrom and Tenant hereby agrees to surrender possession of the Premises and waives any claim arising by reason thereof or by reason of issuance of any distress warrant or writ of sequestration and agrees to hold Landlord harmless from any such claim. Notwithstanding any rule or provision of law to the contrary, in the event Landlord shall, for the purpose of re-entering or regaining possession of the Premises, or for the purpose of excluding Tenant therefrom, as authorized by law and/or the terms of this Lease, change the lock(s) to the Premises, Landlord shall not be obligated to provide Tenant with the key(s) to the Premises unless and until Tenant shall wholly and completely remedy any event of default occurring on the part of Tenant hereunder. Further, the provisions of this Lease pertaining to Tenant's waiver of notice and demand in the event of the exercise of any right or remedy by Landlord hereunder shall supersede the provisions of the Texas Property Code, as then amended, pertaining to the affixation of notice on the door of the Premises advising of any lock out and/or disclosing the time at which, and/or perform from whom, the key(s) to the Premises may be obtained, and Tenant hereby waives the requirement of any such notice. If Landlord elects to terminate this Lease, it may treat the Default as an entire breach of this Lease and Tenant shall immediately become liable to Landlord for damages equal to the total of (i) the cost of recovering, reletting (including without limitation the cost of lease commissions attributable to the unexpired portion of the Term of this Lease), and remodeling the Premises, (ii) all unpaid Rent and other amounts earned or due through such termination, (iii) the unamortized cost to Landlord, computed and determined in accordance with generally accepted accounting principles, of any tenant improvements provided by Landlord at its expense, (iv) the value of any other concessions or inducements granted to Tenant under or in connection with this Lease, plus (v) the total Rent and other amounts to be paid by Tenant hereunder for the remainder of the full Term. If Landlord elects to terminate Tenant's right to possession of the Premises without terminating this Lease, Landlord shall use reasonable efforts to rent the Premises (or portions thereof) for the account of Tenant to any person or persons for such rent and for such terms and conditions as Landlord reasonably deems appropriate and Tenant shall be liable to Landlord for the amount, if any, by which the Rent for the unexpired balance of the Term exceeds the net amount, if any, received by Landlord less the costs of repossession, reletting, remodeling, and other expenses incurred by Landlord in reletting the Premises. Such sum or sums shall be paid by Tenant in monthly installments on the first day of each month of the Term. In no case shall Landlord be liable for failure to relet the Premises or to collect the rent due under such reletting, and in no event shall Tenant be entitled to any excess rents received by Landlord.

         21.04 All property removed from the Premises by Landlord pursuant to any provisions of this Lease or of law shall be handled, removed or stored by Landlord at the cost, expense and risk of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord upon demand for all expenses incurred by Landlord in such removal and storage.

         21.05 Tenant shall pay all costs, charges and expenses, including court costs and reasonable attorneys' fees incurred by Landlord in enforcing Tenant's obligations under this Lease, in the exercise by Landlord of any of its remedies in the event of a default, in any litigation, negotiations or transactions in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned, or in consideration of any request for approval of or consent to any action by Tenant which is prohibited by this Lease or which may be done only with Landlord's approval or consent, whether or not such approval or consent is given.

         21.06 All of Landlord's rights and remedies under this Lease shall be cumulative with and in addition to any and all rights and remedies which Landlord may have at law or equity. Any specific remedy provided for in any provision of this Lease shall not preclude the concurrent or consecutive exercise of a remedy provided for in any other provision hereof.

                                      22.
                         INDEMNIFICATION; COUNTERCLAIMS

         22.01 If any person not a party to this Lease shall institute an action against Tenant or arising out of any act or omission of Tenant, in which Landlord, any Mortgagee or any of their respective beneficiaries, partners, officers, employees, agents or servants (collectively, "Indemnified Persons") shall be made a party, Tenant shall indemnify and hold harmless all such Indemnified Persons from all liabilities by reason thereof, including reasonable attorneys' fees and other costs incurred by the Indemnified Persons in such action.

         22.02 Tenant hereby waives any right to plead any counterclaim, offset or affirmative defense in any action or proceedings brought by Landlord against Tenant pursuant to any forcible detainer statute or otherwise, for the recovery of possession based upon the non-payment of Rent or any other Default. This shall not, however, be construed as a waiver of Tenant's right to assert any claim in a separate action brought by Tenant against Landlord. Tenant agrees to pay all Rent without offset or reduction of any kind whatsoever. Tenant waives trial by jury in any action brought by Landlord under or in respect of this Lease.

                                      23.
                                  HOLDING OVER

         If Tenant retains possession of the Premises or any part thereof after the termination of the Term or any extension thereof, by lapse of time or otherwise, Tenant, unless Landlord otherwise elects, shall become a tenant at sufferance and shall pay Landlord monthly rent, at one hundred fifty percent (150%) of the rate of Monthly Base Rent and Adjustments in effect for the month immediately preceding said holding over, computed on a per month basis, for each month or part thereof (without reduction for any such partial month) that Tenant thus remains in possession. Tenant agrees to indemnify and hold Landlord harmless from and against any and all losses, costs, damages, expenses, claims and liabilities incurred or sustained by Landlord as a result of retention of possession of the Premises by Tenant. The provisions of this Section 23 do not exclude Landlord's right of reentry or any other right hereunder.

                                      24.
                                  SUBORDINATION

         24.01 Landlord may have heretofore encumbered or may hereafter encumber with a mortgage or trust deed the Building, or any interest therein, and may have heretofore sold and leased back or may hereafter sell and lease back the land on which the Building is located, and may have heretofore encumbered or may hereafter encumber the leasehold estate under such lease with a mortgage or trust deed. (Any such mortgage or trust deed is herein called a "Mortgage" and the holder of any such mortgage or the beneficiary under any such trust deed is herein called a "Mortgagee". Any such lease of the underlying land is herein called a "Ground Lease", and the lessor under any such lease is herein called a "Ground Lessor". Any Mortgage which is a first lien against the Building, the land on which the Building is located, the leasehold estate of the lessor under a Ground Lease (if the property is not then subject to an unsubordinated mortgage) is herein called a "First Mortgage" and the holder or beneficiary of or Ground Lessor under any First Mortgage is herein called a "First Mortgagee"). This Lease is, or shall be, subject and subordinate to any First Mortgage now or hereafter encumbering the Building. This provision shall be self-operative, and no further instrument of subordination shall be required to effectuate such subordination.

         24.02 If requested by a First Mortgagee, Tenant will either (i) subordinate its interest in this Lease to said First Mortgage, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or
(ii) make certain of Tenant's rights and interest in this Lease superior thereto, and Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by such Mortgagee or Ground Lessor; provided, however, Tenant covenants it will not subordinate this Lease to any Mortgage or Ground Lease other than a First Mortgage (including a Ground Lease defined as a First Mortgage hereunder) without the prior written consent of the First Mortgagee.

         24.03 It is further agreed that (a) if any Mortgage shall be foreclosed, or if any Ground Lease be terminated, (i) the liability of the Mortgagee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such Mortgagee, purchaser or owner is the owner of the Building or the land on which the Building is located, and such liability shall not continue or survive after further transfer of ownership; and (ii) upon request of the Mortgagee, if the Mortgage shall be foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage or upon request of the Ground Lessor, if any Ground Lease shall be terminated, Tenant will attorn as Tenant under this Lease to the Ground Lessor, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; (b) this Lease may not be modified or amended so as to reduce the Rent or shorten the Term provided hereunder, or so as to adversely affect in any other respect to any material extent the rights of the Landlord or its successor, nor shall this lease be cancelled or surrendered, without the prior written consent, in each instance, of the First Mortgagee; and (c) Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, that may give or purport to give Tenant any right to terminate or otherwise adversely affect Landlord's interest in this Lease or reduce or limit the obligations of Tenant hereunder in the event of the prosecution or completion of any such foreclosure proceeding. No Mortgagee or any purchaser at a foreclosure sale shall be liable for any act or omission of the Landlord which occurred prior to such sale or conveyance, nor shall

Tenant be entitled to any offset against or deduction from Rent due after such date by reason of any act or omission of the Landlord prior to such date. Further, Tenant agrees that no Mortgagee shall be bound by the prepayment of Rent made in excess of ninety (90) days before the date on which such payment is due. Notwithstanding anything the contrary contained herein, Tenant's subordination of its interest in this Lease to a First Mortgage is conditioned upon Landlord procuring from any First Mortgage a written non-disturbance agreement in commercially reasonable form in which such Mortgagee agrees not to disturb Tenant's possession of the Premises so long as Tenant is not in default or breach of this Lease.

         24.04 Should any prospective First Mortgagee require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, in the reasonable judgment of Tenant, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should any prospective Mortgagee or Ground Lessor require execution of a short form of lease for recording (containing, among other customary provisions, the names of the parties, a description of the Premises and the Term of this Lease), Tenant agrees to execute such short form of lease and deliver the same to Landlord within ten (10) days following the request therefor.

         24.05 If Tenant fails within ten (10) days after written demand therefor to execute and deliver any instruments as may be necessary or proper to effectuate any of the covenants of Tenant set forth above in this Section, Tenant hereby makes, constitutes and irrevocably appoints Landlord as its attorney-in-fact (such power of attorney being coupled with an interest) to execute and deliver any such instruments for and in the name of Tenant.

                                      25.
                              ESTOPPEL CERTIFICATE

         Concurrently with the execution and delivery of this Lease and thereafter from time to time, upon not less than twenty (20) days' prior written request by Landlord, Tenant will, and Tenant will cause any subtenant, licensee, concessionaire or other occupant of the Premises to, promptly complete, execute and deliver to Landlord or any party or parties designated by Landlord a tenant estoppel certificate substantially in the form attached hereto as Exhibit D or such other substantially similar form as may be required by Landlord's lender or a future purchaser of the Building. Any purchaser or Mortgagee of any interest in the Building shall be entitled to rely on said statement. Failure to give such a statement within thirty (30) days after said written request shall be deemed a Default by Tenant under this Lease.

                                      26.
                              RELOCATION OF TENANT

         Intentionally deleted.

                                      27.
                               NOTICES AND DEMANDS

         27.01 All notices, demands, approvals, consents, requests for approval or consent or other writings in this Lease provided to be given, made or sent by either party hereto to the other ("Notice") shall be in writing and shall be deemed to have been fully given, made or sent when made by personal service or two (2) business days after deposit in the United States mail, certified or registered and postage prepaid and properly addressed as follows:

         To Landlord: Landlord's Management Agent at the address set forth in
Section 1.13 with a copy to Lincoln Property Company, 101 Constitution Avenue, NW, Washington, DC 20001, Attention: Ms. Bari Nichols; and a copy to Piper Rudnick, 203 North LaSalle Street, Suite 1800, Chicago, Illinois 60601-1293,
Attention: Shepard Gould, Esq.

         To Tenant:        (i)      If any Notice is to be given Tenant prior to
                                    occupancy, to the address set forth in
                                    Section 1.02 with a copy to Porter & Hedges,
                                    L.L.P., 700 Louisiana, 35th Floor, Houston,
                                    Texas, Attn: Jack G. Wise, Esq.

                           (ii) If any Notice is to be given Tenant after occupancy, to the Premises; provided, however, if the Premises shall have been vacated, Notice may be posted on the door to the Premises with a copy to Porter & Hedges, L.L.P., 700 Louisiana, 35th Floor, Houston, Texas, Attn: Jack G. Wise, Esq.

The address to which any Notice should be given, made or sent to either party may be changed by written notice given by such party as above provided.

         27.02 Tenant agrees to give any First Mortgagee, by registered or certified mail, a copy of any notice or claim of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord's interest in leases, or otherwise) of the address of such First Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the First Mortgagee shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such First Mortgagee has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default) before Tenant may exercise any right or remedy which it may have on account of any such default by Landlord.

         27.03 Any notice, demand, request or consent to be made by or required of Landlord, may be made and given by Landlord's Management Agent with the same force and effect as if made and given by Landlord.

                                      28.
                              CONSTRUCTION OF LEASE

         28.01 The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and neither strictly for nor against either Landlord or Tenant. Section and Subsection headings in this Lease are for convenience only and are not to be construed as part of this Lease or in any way defining, limiting, amplifying, construing, or describing the provisions hereof. Time is of the essence of this Lease and every term, covenant and condition hereof, the words "Landlord" and "Tenant", as herein used, shall include the plural as well as the singular. The neuter gender includes the masculine and feminine. In the event there is more than one person or entity which executes this Lease as Tenant, the obligations to be performed and liability of all such persons and entities shall be joint and several. All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions" as well as "covenants" as though the words specifically expressing or importing conditions were used in each separate instance. Landlord and Tenant agree that in the event any term, covenant or condition herein contained (other than with respect to the payment of Rent) is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant or condition shall in no way affect any other term, covenant or condition herein contained.

         28.02 This Lease contains and embodies the entire agreement of the parties hereto, and no representation, inducements or agreements, oral or otherwise, not contained in this Lease shall be of any force or effect. This Lease may not be modified in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

                                      29.
                               REAL ESTATE BROKERS

         Tenant represents and warrants unto Landlord that Tenant has directly dealt with and only with Landlord's Management Agent and the Leasing Broker(s), if any, identified in Section 1.12 of this Lease as broker in connection with this Lease, and agrees to indemnify and hold harmless Landlord from and against any and all claims or demands, damages, liabilities and expenses of any type or nature whatsoever arising by reason of the incorrectness or breach of the aforesaid representation or warranty. Landlord shall pay, and agrees to indemnify and hold harmless Tenant from and against any claim by, Landlord's Management Agent and the Leasing Broker(s) for its commission arising out of the execution and delivery of this Lease.

                                      30.
                            ENVIRONMENTAL COMPLIANCE

         During the Term of this Lease, Tenant shall fully comply with any laws or rules and regulations promulgated thereunder relating to the Premises and Tenant's use thereof, including, but not limited to, Occupational Safety and Health Act, 29 U.S.C. Sections 651, et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Clean Air Act, 42 U.S.C. Sections 7901, et seq.; the Clean Water Act, 33 U.S.C. Sections 1251, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the 1986 Superfund Amendments and Reauthorization Act, 42 U.S.C. Sections 9601, et seq.; the National Environmental Policy Act, 42 U.S.C. Sections 4231, et seq.; the Refuse Act, 33 U.S.C. Sections 407, et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300(f), et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq.; or any other federal, state or local law, ordinance or regulation promulgated under any of those statutes and any amendments thereto, as well as applicable Department of Transportation regulations. Tenant shall notify Landlord immediately if Tenant receives any notice of non-compliance with any laws or rules and regulations promulgated thereunder, including, but not limited to, those enumerated above.

         Tenant shall not cause or permit its business in the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process hazardous substances, or other dangerous or toxic substances, or solid waste, except in compliance with all applicable federal, state and local laws or regulations. Tenant shall notify Landlord immediately if Tenant learns of any non-compliance or of any facts (such as the existence of any release or the threat of release of hazardous substances at, on, from or beneath the surface of the Premises) which could give rise to a claim of non-compliance with such laws or rules and regulations promulgated thereunder.

         During the Term of this Lease, Tenant shall obtain, shall fully comply with, and shall maintain in full force and effect, all governmental licenses, permits, registrations and approvals (federal, state, local, county and foreign) necessary to conduct its business in the Premises including, but not limited to, those required by the statutes enumerated in the first paragraph of this Section
30. During the Term of this Lease, Tenant shall keep a copy of all such permits at the Premises and shall make the same available at all times for Landlord's inspection. Tenant warrants and represents that if during the Term of this Lease, any violations are recorded or any notices are received with respect to any of such licenses, permits, registrations and approvals or if a proceeding is commenced or threaten to revoke or limit any of them, Tenant shall notify Landlord immediately.

         In addition to all other indemnities under this Lease, Tenant hereby assumes for itself and for its successors and assigns any and all environmental, health and safety liabilities or obligations relating to the Tenant Work in the Premises and or Tenant's use and occupancy of Premises, including, but not limited to, any liabilities or obligations in breach of the obligations imposed under this Section on Tenant and its successors and assigns. Tenant, for itself and its successors and assigns, shall indemnify, defend and hold Landlord, its successors, assigns, owners and affiliates harmless from and against any claims, demands, liabilities and damages (including, but not limited to, attorneys' fees and court costs) arising out of or in connection with any environmental contamination or pollution of the Premises, or the existence on, or removal from, the Premises of any hazardous substance provided that any such contaminant, pollutant or hazardous substance was introduced into the Premises by Tenant or its agents, employees, invitees, contractors or any other party acting on behalf of Tenant or for whom Tenant is responsible. The obligations of this Section shall survive the expiration or termination of this Lease.

         Landlord represents that to the best of its knowledge, no part of the Building or Premises (including the walls, ceilings, structural steel, flooring or pipes) is wrapped, insulated or fireproofed with any asbestos, asbestos-containing material or other hazardous material and that there has never been environmental pollution to the Land. If any hazardous substances prohibited by law are found on the Premises and the presence of the materials has not been caused by Tenant or by Tenant's use of the Premises, Landlord shall, at its sole cost, remove and clean up the material as required by law which obligations shall survive the termination of this Lease.

                                      31.
                                  MISCELLANEOUS

         31.01 BENEFIT. Subject to the provisions of Sections 19 and 20 hereof, all terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of and shall apply to the respective heirs, executors, administrators, successors, assigns and legal representatives of Landlord and Tenant.

         31.02 EXECUTION AND DELIVERY. The execution of this Lease by Tenant and delivery of the same to Landlord or Landlord's Management Agent do not constitute a reservation of or option to lease the Premises or an agreement by Landlord to enter into a lease, and this Lease shall become effective only if and when Landlord executes and delivers a counterpart hereof to Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or Landlord's Management Agent shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for twenty (20) days after such execution and delivery. If Tenant is a corporation, it shall deliver to Landlord concurrently with the delivery to Landlord of an executed Lease, certified resolutions of Tenant's directors authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder. If Tenant is a partnership, it shall deliver to Landlord concurrently with the delivery to Landlord of an executed Lease, a certified copy of its partnership agreement or other satisfactory evidence of execution and performance authority. Tenant shall not record this Lease but Tenant may execute a memorandum of Lease, in form mutually approved by Landlord and Tenant, at Tenant's sole cost.

         31.03 DEFAULT UNDER OTHER LEASE. Intentionally deleted.

         31.04 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

         31.05 LATE CHARGES. At the option of Landlord, Landlord may impose a late payment fee equal to ten percent (10%) of the amount due if any payment of Rent is paid more than five (5) business days after its due date. In addition, any amount due hereunder shall bear interest after default in the payment thereof at the annual rate of two percent (2%) above the prime rate of interest as announced by Chase Bank N.A. ("Chase") from time to time, or if the use of the prime rate is discontinued by Chase, such other similar rate as may thereafter be announced from time to time by Chase or any other major bank in Houston, Texas selected by Landlord as a measure of the cost to its borrowers of short-term commercial loans, until said past due amount shall be paid by Tenant to Landlord or, in the absence of any such rate, 10% per year, provided that in no event shall such interest rate exceed the maximum nonusurious rate of interest at which Tenant may legally contract in Texas.

         31.06 NON-WAIVER OF DEFAULTS. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and in that event only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease will in any way alter the length of the Term or Tenant's right of possession hereunder or, after the giving of any notice, shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of Rent shall not waive or affect said notice, suit or judgment, nor shall any such payment be deemed to be other than on account of the amount due, nor shall the acceptance of Rent be deemed a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction. Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance due of any installment or payment of Rent or pursue any other remedies available to Landlord with respect to any existing Defaults. None of the terms, covenants or conditions of this Lease can be waived by either Landlord or Tenant except by appropriate written instrument.

         31.07 FORCE MAJEURE. Neither party shall be deemed in default with respect to the failure to perform any of the terms, covenants and conditions of this Lease on such party's part to be performed, if such failure is due in whole or in part to any strike, lockout, labor dispute (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by the other party (or the other party's agents, employees, guests or invitees), acts of other tenants or occupants of the Building or any other cause beyond the reasonable control of such party. In such event, the time for performance shall be extended by an amount of time equal to the period of the delay so caused. No interruption of service resulting from any causes described in the first sentence of this Section 31.07 shall relieve Tenant of any of its obligations under this Lease, except as expressly provided in Section 8.04, or render liable for damages. Unless caused by Landlord's negligence or willful misconduct, Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street, alley or underground vault or passageway. In no event shall this Section 31.07 apply to excuse a party from any financial obligation or any obligation to execute documents.

         31.08 LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES. If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), after the expiration of any grace period provided by this Lease, to perform such duty on behalf and at the expense of Tenant without further notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be Rent under this Lease and shall be due and payable to Landlord upon demand by Landlord.

         31.09 PARKING. Landlord agrees to provide, and Tenant agrees to rent, through the Term of this Lease, 3.5 unreserved spaces per 1,000 square feet of Rentable Area of Premises (or 142 spaces based on 40,730 rentable square feet), for the parking of automobiles in the parking garage located at the Building. Of such 142 spaces, Tenant shall have the right, by at least thirty (30) days prior written notice to Landlord, to designate up to forty (40) of such 142 spaces as reserved spaces. As rental for parking spaces provided to Tenant hereunder, Tenant shall pay to Landlord or the operator of the garage, as may be designated from time to time by Landlord, monthly in advance, rental on each such parking space at the rate of $50 per month per reserved space and $-0- per month per unreserved space, payable at the same times, in the same manner, and in addition to, the Base Rent provided in this Lease. Tenant shall comply with all traffic, security, safety and other rules and regulations promulgated from time to time by Landlord and shall use its unreserved spaces in common with all other tenants of the Building. Tenant shall indemnify and hold harmless Landlord from and against all claims, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys' fees and court costs) arising or alleged to arise out of Tenant's use of any such parking spaces. In the event any of the above parking spaces are or become unavailable at any time or from time to time throughout the Term, whether due to casualty or any other cause, this Lease shall continue in full force and effect, and Tenant's sole remedy shall be an abatement of rentals for those parking spaces rendered unavailable, which abatement shall continue until such time as said parking spaces, or substitutes therefor, again become available; it being expressly agreed and understood that Landlord shall have no duty to provide substitute parking spaces for those spaces rendered unavailable.

         31.10 NOTICE OF INDEMNIFICATION. THIS LEASE CONTAINS INDEMNIFICATION PROVISIONS WHICH EACH SHALL EXPRESSLY SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE.

         31.11 WAIVER. TENANT HEREBY WAIVES THE PROVISIONS OF Section 93.002(g)(1) OF THE TEXAS PROPERTY CODE.

         31.12 EXHIBITS. The Exhibits attached hereto are hereby incorporated in this Lease by reference and all terms and conditions of this Lease shall apply to the provisions set forth in such Exhibits.

         31.13 LIEN FOR RENT. Intentionally deleted.

         31.14 FINANCIAL STATEMENTS. No financial statements shall be required from Tenant so long as it is a public company.

         31.15 ABATEMENT PERSONAL. If and to the extent that this Lease provides for the abatement of any Rent or other charges due from Tenant under this Lease, including, without limitation, parking charges or storage space charges, any such abatement is personal to the original named Tenant under this Lease and intended for its benefit only, and is not transferable to any assignee of Tenant's rights under this Lease. If Tenant's rights are assigned, then, as of the effective date of such assignment, any such abatements shall terminate and be rendered of no force or effect and the Rent or other charges in question shall be payable at the rate otherwise applicable for the period in question.

                                      32.
                                    SIGNAGE

         32.01 Tenant is hereby granted the right to install and maintain the signage described in Section 32.02 below ("Tenant Signage"). The design and size of, and materials used (including lighting) for, all Tenant Signage shall be subject to Landlord's prior written approval. All Tenant Signage shall comply with all applicable laws, codes, ordinances and regulations. Tenant shall pay the cost to construct, install and maintain all Tenant Signage (including the cost of lighting therefor). Landlord shall use reasonable efforts to obtain from Universal Ensco, another tenant of the Building, a waiver of the provisions of its lease which would then permit Tenant to install signage on the facade of the Building.

         32.02 Tenant will have the right to have its name displayed, on a non-exclusive basis, on the existing Building monument sign on Loop Central Drive. The signage rights granted to Tenant in this Section 32 are conditioned upon there being no Default under this Lease. If a Default exists, Landlord may give Tenant written notice that Landlord requires Tenant to remove all Tenant Signage.

         32.03 Landlord shall provide, at its sole cost, Building standard tenant signage at the main entry doors to the Premises on the 7th and 8th floors of the Building, as well as a directory board listing in the lobby of the Building.

                                      33.
                            LIMITATION OF LIABILITY

         In consideration of the benefits accruing hereunder, Tenant and all successors and assigns of Tenant covenants and agree that, anything contained herein to the contrary notwithstanding, the obligations under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, or the partners, directors, officers or shareholders of the partners of Landlord. Any claim based on or in respect to any liability of Landlord under this Lease shall be enforced only against the Property and not against any other assets, properties or funds of: (1) Landlord or any director, officer, general partner, limited partner, employee or agent of Landlord or its general partners (or any legal representative, heir, estate, successor or assign thereof); (2) any predecessor or successor partnership or corporation (or other entity) of Landlord or its general partners, either directly or through Landlord or its predecessor or successor partnership or corporation (or other entity) of Landlord or its general partners; and (3) any other person or entity. Tenant further agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law. Tenant's covenants and agreements contained in this Section 32 are enforceable both by Landlord and also by any partner of Landlord.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


                                 LANDLORD:

                                 W9/LWS II REAL ESTATE LIMITED PARTNERSHIP, a
                                 Delaware limited partnership

                                 BY:  W9/LWS II GEN-PAR, INC.,  a Delaware
                                      corporation, its General Partner


                                      By: /s/ Bari Nichols
                                         ---------------------------------------
                                      Name: Bari Nichols
                                           -------------------------------------
                                      Title: Sr. Vice President
                                            ------------------------------------

                                 Date: Nov. 23, 2004
                                      ------------------------------------------


                                 TENANT:

                                 ENCYSIVE PHARMACEUTICALS, INC.,
                                 a Delaware corporation


                                 By: /s/ Bruce D. Given, M.D.
                                    --------------------------------------------
                                 Name: Bruce D. Given, M.D.
                                      ------------------------------------------
                                 Title: President & CEO
                                       -----------------------------------------

                                 Date: Nov. 19, 2004
                                      ------------------------------------------


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